Exhibit 99.1

Contacts:
Investors
Brad Berning
ir@zillowgroup.com

Media
Chrissy Roebuck
press@zillow.com

Zillow Group Reports Fourth-Quarter and Full-Year 2022 Financial Results

SEATTLE — Feb. 15, 2023 — Zillow Group, Inc. (NASDAQ: Z and ZG), which is transforming the way people buy, sell, rent and finance homes, today announced its consolidated financial results for the three months ended and year ended Dec. 31, 2022.

Complete financial results and outlook for the first quarter of 2023 can be found in the shareholder letter on the Investor Relations section of Zillow Group’s website at https://investors.zillowgroup.com/investors/financials/quarterly-results/default.aspx.

“While navigating a slow and difficult housing market in 2022, we kept our eyes on the future — our vision of building the housing super app,” said Zillow co-founder and CEO Rich Barton. “Our consolidated Q4 financial results outperformed our expectations, and we’ve been rapidly shipping products aligned with our five growth pillars. We’re building momentum that will help us scale as we serve customers and the industry with an easier, more seamless way to transact in real estate.”

Recent highlights include:
•Zillow Group’s fourth-quarter results exceeded the company’s outlook at a consolidated level for both revenue and Adjusted EBITDA.
•Consolidated Q4 revenue was $435 million, and full-year 2022 revenue from continuing operations was $2.0 billion.
◦IMT segment revenue was above the high end of the company’s outlook range, declining 14% year over year to $417 million.
▪Driven by the relative strength at the top of the company’s funnel, Premier Agent revenue outperformed the company’s expectations and the industry total transaction dollar decline of 31%, decreasing 20% year over year to $283 million for Q4.
▪Rentals revenue increased 13% year over year to $68 million as the company continued to see strong traffic and growth in multifamily properties.
◦Mortgages segment revenue was $18 million for Q4, near the midpoint of the company’s outlook range.
•On a GAAP basis, consolidated net loss was $72 million for Q4 and $101 million for 2022. Consolidated net loss from continuing operations was $72 million for Q4 and $88 million for 2022. Segment income (loss) from continuing operations before income taxes for the IMT, Homes and Mortgages segments was $(22) million, $(13) million and $(51) million in Q4, and $160 million, $(93) million and $(167) million for full-year 2022, respectively. IMT segment income from continuing operations before income taxes margin contracted to 9% from 29% in 2021.
•Consolidated Adjusted EBITDA from continuing operations was $73 million for Q4 and $514 million for full-year 2022. Adjusted EBITDA from continuing operations by segment was $113 million, $(8) million and $(32) million for the IMT, Homes and Mortgages segments in Q4, and $672 million, $(66) million and $(92) million for full-year 2022, respectively. The Q4 consolidated results were primarily driven by higher-than-anticipated margins in the company’s IMT segment as revenue outperformed the company’s expectations. The 2022 results were driven primarily by IMT segment Adjusted EBITDA margin contracting to 37% from 45% in 2021 as the company continued to invest during a weaker macroeconomic environment.

•During Q4, the company acquired VRX Media, a national photographer network that helped accelerate the launch of Listing Media Services through the ShowingTime+ brand in early Q1 2023. The company also just launched a new selling solution with Opendoor that enables homeowners to explore multiple selling options on Zillow.
•Cash and investments at the end of Q4 were $3.4 billion, compared to $3.5 billion at the end of Q3 2022, after $174 million in share repurchases during the quarter. As of the end of Q4, $500 million remained under the company’s total repurchase authorizations of $1.8 billion. Convertible debt outstanding was $1.7 billion at the end of Q4.
•Traffic to Zillow Group’s mobile apps and websites in Q4 was 198 million average monthly unique users, flat year over year. Visits during Q4 were 2.2 billion, down 5% year over year. Average monthly unique users for 2022 were 220 million, up 1% year over year. Visits during 2022 were 10.5 billion, up 3% from the previous year.

Fourth-Quarter and Full-Year 2022 Financial Highlights
The following table sets forth Zillow Group’s financial highlights for the periods presented (in millions, except percentages, unaudited):

	Three Months Ended December 31,		2021 to 2022 % Change	Year Ended December 31,		2021 to 2022 % Change
	2022	2021		2022	2021
Revenue:
IMT segment:
Premier Agent	$283	$354	(20)%	$1,291	$1,396	(8)%
Rentals	68	60	13%	274	264	4%
Other (1)	66	70	(6)%	274	226	21%
Total IMT segment revenue	417	484	(14)%	1,839	1,886	(2)%
Mortgages segment	18	51	(65)%	119	246	(52)%
Total revenue	$435	$535	(19)%	$1,958	$2,132	(8)%
Other Financial Data:
Gross profit	$346	$440		$1,591	$1,809
Income (loss) from continuing operations before income taxes:
IMT segment	$(22)	$138		$160	$545
Mortgages segment	(51)	(26)		(167)	(52)
Homes segment	(13)	(79)		(93)	(254)
Corporate items (2)	18	(28)		15	(138)
Total income (loss) from continuing operations before income taxes	$(68)	$5		$(85)	$101
Net loss	$(72)	$(261)		$(101)	$(528)
Net income (loss) from continuing operations	$(72)	$6		$(88)	$102
Adjusted EBITDA (3):
IMT segment	$113	$221		$672	$854
Mortgages segment	(32)	(14)		(92)	(9)
Homes segment	(8)	(53)		(66)	(191)
Total Adjusted EBITDA	$73	$154		$514	$654
Percentage of Revenue:
Gross profit	80%	82%		81%	85%
Income (loss) from continuing operations before income taxes:
IMT segment	(5)%	29%		9%	29%
Mortgages segment	(283)%	(51)%		(140)%	(21)%
Homes segment	N/A	N/A		N/A	N/A
Corporate items (2)	N/A	N/A		N/A	N/A
Total income (loss) from continuing operations before income taxes	(16)%	1%		(4)%	5%
Net loss	(17)%	(49)%		(5)%	(25)%
Net income (loss) from continuing operations	(17)%	1%		(4)%	5%
Adjusted EBITDA (3):
IMT segment	27%	46%		37%	45%
Mortgages segment	(178)%	(27)%		(77)%	(4)%
Homes segment	N/A	N/A		N/A	N/A
Total Adjusted EBITDA	17%	29%		26%	31%
(1) Other IMT segment revenue includes revenue generated by our new construction marketplace and revenue from the sale of other advertising and business technology solutions for real estate professionals, including display, StreetEasy for-sale product offerings and ShowingTime+, which houses ShowingTime, Bridge Interactive, dotloop and interactive floor plans.
(2) Certain corporate items are not directly attributable to any of our segments, including the loss on extinguishment of debt, interest income earned on our short-term investments included in other income, net and interest costs on our convertible senior notes included in interest expense.
(3) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See below for more information regarding our presentation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and income (loss) from continuing operations before income taxes for each segment, for each of the periods presented. Adjusted EBITDA on a consolidated basis and for each segment excludes the impact of discontinued operations.

Conference Call and Webcast Information
The company will host a live conference call to discuss the results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A shareholder letter and link to both the live webcast and recorded replay of the call may be accessed in the Quarterly Results section of Zillow Group’s investor relations website. Participants must register for the live call in advance at: https://www.netroadshow.com/events/login?show=b351961a&confId=45366 to receive emailed instructions. This pre-registration process is designed to reduce delays due to operator congestion when accessing the live call.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding the future performance and operation of our business, the current and future health and stability of the residential housing market and economy, volatility of mortgage interest rates, and our expectations regarding future shifts in behavior by consumers and employees. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” “outlook,” “guidance,” “would,” “could,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of Feb. 15, 2023, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control.
Factors that may contribute to such differences include, but are not limited to, the current and future health and stability of the economy, financial conditions and residential housing market, including any extended downturn or slowdown; changes in general economic and financial conditions (including federal monetary policy, interest rates, inflation, home price fluctuations, housing inventory, labor shortages and supply chain issues) that may reduce demand for our products and services, lower our profitability or reduce our access to financing; investment of resources to pursue strategies and develop new products and services that may not prove effective or that are not attractive to customers and real estate partners or that do not allow us to compete successfully; ability to comply with multiple listing service rules and requirements to access and use listing data, and to maintain or establish relationships with listings and data providers; ability to obtain or maintain licenses and permits to support our current and future businesses; ability to operate and grow our mortgage origination business, including the ability to obtain sufficient financing and resell originated mortgages on the secondary market; the duration and impact of natural disasters and other catastrophic events (including public health crises) on our ability to operate, on demand for our products or services, or on general economic conditions; acquisitions, strategic partnerships, joint ventures, capital-raising activities or other corporate transactions or commitments by us or our competitors; ability to manage advertising inventory and pricing; effectivity of our technology and information security systems, or those of third parties on which we rely; actual or anticipated fluctuations in our financial condition and results of operations; changes in projected operational and financial results; ability to protect the information and privacy of our customers and other third parties; ability to attract and retain qualified employees and key personnel; ability to protect our brand and intellectual property; changes in laws or government regulation affecting our business; and the impact of pending or future litigation or regulatory actions.
The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC, and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances.
About Zillow Group, Inc.
Zillow Group, Inc. (NASDAQ: Z and ZG) is reimagining real estate to make it easier to unlock life’s next chapter. As the most visited real estate website in the United States, Zillow® and its affiliates offer customers an on-demand experience for selling, buying, renting or financing with transparency and ease.
Zillow Group’s affiliates and subsidiaries include Zillow®; Zillow Premier Agent®; Zillow Home Loans™; Zillow Closing Services™; Trulia®; Out East®; StreetEasy®; HotPads®; and ShowingTime+SM, which houses ShowingTime®, Bridge Interactive®, dotloop®, and interactive floor plans. Zillow Home Loans, LLC is an Equal Housing Lender, NMLS #10287 (www.nmlsconsumeraccess.org).
Please visit https://investors.zillowgroup.com, www.zillowgroup.com/news, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information and its business that may be deemed material.

The Zillow Group logo is available at https://zillowgroup.mediaroom.com/logos-photos.
(ZFIN)
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA in total and for each segment, each a non-GAAP financial measure. We have provided a reconciliation below of Adjusted EBITDA in total to net loss and Adjusted EBITDA by segment to income (loss) from continuing operations before income taxes for each segment, the most directly comparable U.S. generally accepted accounting principles (“GAAP”) financial measures.
Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.
Our use of Adjusted EBITDA in total and for each segment has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect the results of discontinued operations;
•Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect restructuring costs;
•Adjusted EBITDA does not reflect acquisition-related costs;
•Adjusted EBITDA does not reflect loss on extinguishment of debt;
•Adjusted EBITDA does not reflect interest expense or other income (expense), net;
•Adjusted EBITDA does not reflect income taxes; and
•Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently from the way we do, limiting its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA in total and for each segment alongside other financial performance measures, including various cash flow metrics, net loss, income (loss) from continuing operations before income taxes for each segment, and our other GAAP results.

Adjusted EBITDA
The following tables present a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and income (loss) from continuing operations before income taxes for each segment, for each of the periods presented (in millions, unaudited):

	Three Months Ended December 31, 2022
	IMT	Mortgages	Homes	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) From Continuing Operations Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(72)
Income taxes	N/A	N/A	N/A	N/A	4
Income (loss) from continuing operations before income taxes	$(22)	$(51)	$(13)	$18	$(68)
Other expense (income), net	3	(1)	—	(26)	(24)
Depreciation and amortization	33	3	—	—	36
Share-based compensation	93	14	3	—	110
Restructuring costs	6	2	2	—	10
Interest expense	—	1	—	8	9
Adjusted EBITDA	$113	$(32)	$(8)	$—	$73

	Three Months Ended December 31, 2021
	IMT	Mortgages	Homes	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) From Continuing Operations Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(261)
Loss from discontinued operations, net of income taxes	N/A	N/A	N/A	N/A	267
Income taxes	N/A	N/A	N/A	N/A	(1)
Income (loss) from continuing operations before income taxes	$138	$(26)	$(79)	$(28)	$5
Other income, net	—	(2)	—	—	(2)
Depreciation and amortization	31	3	5	—	39
Share-based compensation	51	9	12	—	72
Acquisition-related costs	1	—	—	—	1
Restructuring costs	—	1	9	—	10
Interest expense	—	1	—	28	29
Adjusted EBITDA	$221	$(14)	$(53)	$—	$154

	Year Ended December 31, 2022
	IMT	Mortgages	Homes	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) From Continuing Operations Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(101)
Loss from discontinued operations, net of income taxes	N/A	N/A	N/A	N/A	13
Income taxes	N/A	N/A	N/A	N/A	3
Income (loss) from continuing operations before income taxes	$160	$(167)	$(93)	$15	$(85)
Other expense (income), net	7	(3)	—	(47)	(43)
Depreciation and amortization	137	11	2	—	150
Share-based compensation	356	60	17	—	433
Restructuring costs	12	4	8	—	24
Interest expense	—	3	—	32	35
Adjusted EBITDA	$672	$(92)	$(66)	$—	$514

	Year Ended December 31, 2021
	IMT	Mortgages	Homes	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) From Continuing Operations Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(528)
Loss from discontinued operations, net of income taxes	N/A	N/A	N/A	N/A	630
Income taxes	N/A	N/A	N/A	N/A	(1)
Income (loss) from continuing operations before income taxes	$545	$(52)	$(254)	$(138)	$101
Other income, net	—	(5)	—	(2)	(7)
Depreciation and amortization	99	8	13	—	120
Share-based compensation	201	34	41	—	276
Acquisition-related costs	9	—	—	—	9
Loss on extinguishment of debt	—	—	—	17	17
Restructuring costs	—	1	9	—	10
Interest expense	—	5	—	123	128
Adjusted EBITDA	$854	$(9)	$(191)	$—	$654

(1) We use income (loss) from continuing operations before income taxes as our profitability measure in making operating decisions and assessing the performance of our segments; therefore, net loss and income taxes are calculated and presented only on a consolidated basis within our financial statements.

(2) Certain corporate items are not directly attributable to any of our segments, including the loss on extinguishment of debt, interest income earned on our short-term investments included in other income, net, and interest costs on our convertible senior notes included in interest expense.